UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

On March 16, 2012, Visteon Corporation (the “Company”) announced that its board of directors would continue to accept shareholder nominations of persons for election to the board at the upcoming 2012 annual meeting of shareholders until a date which occurs 10 days after the filing of the Company’s proxy statement in late April. The Company also announced that the board of directors anticipated that some current members of the board may not seek to be re-elected to the board at the 2012 annual meeting, that the board had created a special committee to identify candidates for any such vacancies, and that shareholders were encouraged to identify qualified candidates for consideration on or before April 1st. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 23, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press release dated March 16, 2012.